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                                                                    EXHIBIT 23.5


               CONSENT OF CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

          We hereby consent to the use of our name and the references to the "C&W Market Study" wherever appearing in the Registration Statement to be filed by Maguire Properties, Inc./a successor-in-interest to the business currently conducted by Maguire Partners and its affiliates on Form S-11 and the related Prospectus and any amendments thereto, including but not limited to the references to our company under the headings "Prospectus Summary," "Risk Factors," "Economic and Market Overview," "Business and Properties" and "Experts" in the Prospectus.

Dated: November 8, 2002


                                        Cushman & Wakefield of California, Inc.


                                        By: /s/ STANLEY R. DENNIS, JR.
                                            -----------------------------------
                                        Name:  Stanley R. Dennis, Jr.
                                               --------------------------------
                                        Title: Senior Managing Director
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